Exhibit 99.2

Medicine Man Technologies, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 and the unaudited pro forma condensed combined statements of operations for each of the three months ended March 31, 2020 and for the year ended December 31, 2019 combine the financial statements of Medicine Man Technologies, Inc. (“Medicine Man”) and Mesa Organics, Ltd. (“Mesa”) giving effect to the transaction described in the Merger Agreement, as if they had occurred on January 1, 2019 in respect of the unaudited pro forma condensed combined statements of operations and on March 31, 2020 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	Medicine Man’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2019, as contained in the Form 10-K filed on March 31, 2020 with the United States Securities and Exchange Commission (the “SEC”).
•	Medicine Man’s unaudited condensed consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2020, as contained in its Quarterly Report on Form 10-Q filed on May 14, 2020 with the SEC.
•	Mesa’s audited financial statements as of and for the year ended December 31, 2019, contained elsewhere herein.
•	Mesa’s unaudited condensed financial statements as of and for the three months ended March 31, 2020 and 2019, contained elsewhere herein.
•	the other information contained in or incorporated by reference into this filing.

The final purchase consideration and the allocation of the purchase consideration may materially differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma adjustments give effect to events that are directly attributable to the transaction and are based on available data and certain assumptions that management believes are factually supportable. In addition, with respect to the unaudited condensed combined statements of operations, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial information described above has been derived from the historical financial statements of Medicine Man and Mesa and the related notes included elsewhere in this Form 8-K. The unaudited pro forma condensed combined financial information is based on Medicine Man’s accounting policies. Further review may identify additional differences between the accounting policies of Medicine Man and Mesa. The unaudited pro forma adjustments and the pro forma condensed combined financial information don’t reflect the impact of synergies or post-transaction management actions and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or of Medicine Man’s future financial position or operating results.

1

Medicine Man Technologies, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2020

	Medicine Man	Mesa	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$9,075,427	$472,445	$(472,445)	(A)	$6,961,362
			(2,612,018)	(B)
			497,953	(C)
Accounts receivable, net of allowance for doubtful accounts	511,984	732,665	(732,665)	(A)	985,278
			473,294	(C)
Accounts receivable – related party	59,512	–	–		59,512
Inventory	642,689	2,121,253	(2,121,253)	(A)	4,379,611
			3,736,922	(C)
Note receivable – related party	767,695	–	–		767,695
Other assets	707,706	36,447	(36,447)	(A)	707,706
Prepaid acquisition costs	1,269,367	–	–		1,269,367
Total current assets	13,034,380	3,362,810	(1,266,659)		15,130,531
Non-current assets:
Fixed assets, net accumulated depreciation	541,791	1,638,082	(1,638,082)	(A)	1,650,906
			1,109,115	(C)
Goodwill	12,304,306	–	1,837,354	(C)	14,141,660
Intangible assets, net of amortization	73,641	17,315	(17,315)	(A)	2,743,941
			2,670,300	(C)
Investment	435,898	–	–		435,898
Accounts receivable - litigation	3,063,968	–	–		3,063,968
Deferred tax assets, net	268,423	–	–		268,423
Notes receivable – noncurrent, net	242,959	–	–		242,959
Operating lease right of use assets	63,925	–	–		63,925

Total non-current assets	16,994,911	1,655,397	3,961,372		22,611,680
Total assets	$30,029,291	$5,018,207	$2,694,713		$37,742,211

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,182,832	$2,331,141	$(2,331,141)	(A)	$4,102,933
			2,920,101	(C)
Accounts payable – related party	2,500	–	–		2,500
Accrued expenses	1,194,032	637,088	(637,088)	(A)	1,194,032
Derivative liabilities	1,118,783	–	–		1,118,783
Income taxes payable	1,940	–	–		1,940
Total current liabilities	3,500,087	2,968,229	(48,128)		6,420,188

Non-current liabilities:
Lease liabilities	75,838	–	–		75,838
Note(s) payable	–	196,831	(196,831)	(A)	–

Total non-current liabilities	75,838	196,831	(196,831)		75,838

Total liabilities	3,575,925	3,165,060	(244,959)		6,496,026

Stockholders’ equity:
Common stock $0.001 par value. 250,000,000 authorized, 39,952,628 were issued and outstanding at March 31, 2020 and 2,554,750 were issued proforma at March 31, 2020.	39,953	–	2,555	(D)	42,508
Additional paid-in capital	51,609,200	1,202,164	(1,202,164)	(A)	56,399,464
			4,790,264	(D)
Accumulated equity (deficit)	(24,195,787)	404,887	(404,887)	(A)	(24,195,787)
Common stock held in treasury, at cost, 257,732 shared held at March 31, 2020.	(1,000,000)	–	–		(1,000,000)
Net income	–	246,096	(246,096)	(A)	–
Total stockholders’ equity	26,453,366	1,853,147	2,939,672		31,246,185

Total liabilities and stockholders’ equity	$30,029,291	$5,018,207	$2,694,713		$37,742,211

See notes to the unaudited pro forma condensed combined financial information.

2

Medicine Man Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2020

	Medicine Man	Mesa	Pro Forma Adjustments		Pro Forma Combined

Operating revenues
Product sales	$2,418,235	$2,678,141	$–		$5,096,376
Product sales – related party	110,696	–	–		110,696
Consulting and licensing services	661,257	–	–		661,257
Other operating revenues	12,946	–	–		12,946
Total revenue	3,203,134	2,678,141	–		5,881,275

Cost of goods and services
Cost of goods and services	2,148,535	1,869,034	–		4,017,569
Total cost of goods and services	2,148,535	1,869,034	–		4,017,569
Gross profit	1,054,599	809,107	–		1,863,706

Operating expenses
Selling, general and administrative	657,763	426,289	–		1,084,052
Professional services	1,248,988	–	–		1,248,988
Salaries	1,997,036	36,104	–		2,033,140
Stock-based compensation	1,252,731	–	–		1,252,731
Depreciation and amortization expense	9,156	100,618	13,873	(A)	123,647

Total operating expenses	5,165,674	563,011	13,873		5,742,558

Income (loss) from operations	(4,111,075)	246,096	(13,873)		(3,878,852)

Other income/expenses
Interest income (expense)	48,042	–	–		48,042
Gain on forfeiture of contingent consideration	1,462,636	–	–		1,462,636
Unrealized gain (loss) on derivative liabilities	1,191,963	–	–		1,191,963
Unrealized gain (loss) on investment	29,124	–	–		29,124

Total other income (expense)	2,731,765	–	–		2,731,765
Loss before income taxes	(1,379,310)	246,096	(13,873)		(1,147,087)
Provision for income tax (benefit) expense	–	–	–		–

Net income (loss)	$(1,379,310)	$246,096	$(13,873)		$(1,147,087)

(Loss) per share
Basic and fully diluted:
Weighted average number of shares outstanding	39,952,628		2,554,750	(D)	42,507,378

(Loss) per share	$(0.03)				$(0.03)

See notes to the unaudited pro forma condensed combined financial information

3

Medicine Man Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

	Medicine Man	Mesa	Pro Forma Adjustments		Pro Forma Combined

Operating revenues
Product sales, net	$6,468,230	$7,843,311	$–		$14,311,541
Product sales – related party, net	1,351,578	–	–		1,351,578
Litigation revenue	1,782,457	–	–		1,782,457
Licensing, consulting and Cultivation Max fees	2,767,649	–	–		2,767,649
Other operating revenues	31,041	–	–		31,041
Total operating revenues	12,400,955	7,843,311	–		20,244,266

Cost of goods and services
Cost of goods and services	7,616,221	4,110,953	–		11,727,174
Total cost of goods and services	7,616,221	4,110,953	–		11,727,174

Gross profit	4,784,734	3,732,358			8,517,092

Operating expenses
Selling, general and administrative	2,199,609	863,898	–		3,063,507
Professional services	3,357,877	–	–		3,357,877
Salaries, benefits and related expenses	3,567,535	169,357	–		3,736,892
Stock-based compensation	7,279,363	–	–		7,279,363
Depreciation and amortization expense	61,708	357,664	100,332	(A)	519,704
Derivative expense – contingent compensation	5,400,559	–	–		5,400,559
Total operating expenses	21,866,651	1,390,919	100,332		23,357,902

(Loss) Income from operations	(17,081,917)	2,341,439	(100,332)		(14,840,810)

Other income (expense)
Bad debt expense	(151,169)	–	–		(151,169)
Gain (loss) on sale of assets	–	(50,810)	–		(50,810)
Unrealized gain on derivative liabilities	1,627,177	–	–		1,627,177
Unrealized loss on marketable securities	(1,792,569)	–	–		(1,792,569)
Interest expense	(160,195)	–	–		(160,195)
Total other expense	(476,756)	(50,810)	–		(527,566)

Income before income tax expense	(17,558,673)	2,290,629	(100,332)		(15,368,376)

Income tax benefit	582,931	–	–		582,931
Net (loss) income	$(16,975,742)	$2,290,629	$(100,332)		$(14,785,445)

(Loss) per share

Basic and fully diluted:
Weighted average number of shares outstanding	33,740,557		2,554,750	(D)	36,295,307

(Loss) per share	$(0.50)				$(0.41)

See notes to the unaudited pro forma condensed combined financial information

4

Medicine Man Technologies, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(USD and shares in 000’s except for per share amounts)

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of Medicine Man Technologies, Inc. and Mesa Organics, Ltd. The unaudited pro forma condensed combined financial information is presented as if the transaction had been completed on January 1, 2019 with respect to the unaudited pro forma condensed combined statements of operations for each of the three months ended March 31, 2020 and for the year ended December 31, 2019 and on March 31, 2020 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the transactions.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the transaction. Pro forma adjustments reflected in the pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the transaction and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the transaction, including potential synergies that may be generated in future periods.

Note 2. Description of the Transaction

On April 20, 2020, Medicine Man Technologies, Inc. operating its business under the trade name Schwazze (the “Company”) consummated the merger (the “Merger”) with Mesa Organics, Ltd. (“Mesa”). On April 20, 2020, the Parties entered into an amendment to the Merger Agreement. The aggregate purchase price is $2,643,314 of cash and 2,594,754 shares of the Company’s common stock, par value $0.001 per share. Upon consummation of the Merger, the Company acquired ownership of Mesa’s subsidiaries, which are in the business of owning and operating certain marijuana establishments in the state of Colorado, pursuant to the MED and local license.

Note 3. Purchase Price Allocation

The fair value of the consideration transferred was valued as of the date of the acquisition as follows:

Mesa Organics, Ltd. Purchase Price Allocation

Cash	$2,646,314
Common stock	4,930,033
Working capital adjustment	(171,510)
Other Non-Interest Bearing Liabilities Assumed	2,920,101
Total Purchase Consideration	$10,324,938

5

The preliminary allocation for the consideration recorded for the acquisition is as follows:

Current assets	$4,708,169
Net fixed assets	1,109,115
Intangible assets	2,670,300
Goodwill	1,837,354
Total Purchase Consideration	$10,324,938

The purchase price allocation is preliminary. The purchase price allocation will continue to be preliminary until a third-party valuation is finalized and the fair value and useful life of the assets acquired is determined. The amounts from the final valuation may significantly differ from the preliminary allocation.

Note 4. Pro Forma Adjustments

The following pro forma adjustments give effect to the transaction.

Unaudited Pro Forma Condensed Combined Balance Sheet – As of March 31, 2020

Note A	To remove Mesa Organics, Ltd. assets, liabilities, and equity.
Note B	To record cash consideration paid.
Note C	To record assets acquired and liabilities assumed from Mesa Organics Ltd.
Note D	To record common stock issued as consideration.

Unaudited Pro Forma Condensed Combined Statement of Operations – For The Three Months Ended March 31, 2020

Note A	To record depreciation/amortization expense.

Unaudited Pro Forma Condensed Combined Statement of Operations – For The Year Ended December 31, 2019

Note A	To record depreciation/amortization expense.

6